Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Energy Future Intermediate Holding Company LLC and EFIH Finance Inc.

Commence Offer for First Lien Notes Settlement

DALLAS – May 7, 2014 – Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly-owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), and EFIH Finance Inc. (together with EFIH, the “Issuer”) today commenced an offer to holders of the EFIH First Lien Notes (as defined below) to participate in a voluntary settlement with respect to the Issuer’s obligations under the EFIH First Lien Notes (such settlement, the “EFIH First Lien Settlement”). The EFIH First Lien Settlement is open to all qualified holders of the Issuer’s 6.875% Senior Secured Notes due 2017 and 10.000% Senior Secured Notes due 2020 (such notes, the “EFIH First Lien Notes”).

Pursuant to the Restructuring Support and Lock-Up Agreement, dated as of April 29, 2014, certain holders of EFIH First Lien Notes holding, in the aggregate, approximately 32% of the aggregate outstanding principal amount of EFIH First Lien Notes have agreed to the terms of the EFIH First Lien Settlement.

Upon the terms and subject to the conditions of the Information Memorandum for participation in the EFIH First Lien Settlement, each holder of EFIH First Lien Notes that validly tenders its EFIH First Lien Notes and delivers a duly executed Letter of Transmittal relating to its EFIH First Lien Notes prior to 5:00 p.m., New York City time, on May 19, 2014, unless extended by EFIH in its sole discretion (the “Early Participation Date”) will be eligible to receive on the closing date of the offer as payment in full of any claims arising out of its EFIH First Lien Notes, for each $1,000 principal amount of EFIH First Lien Notes validly tendered, $1,050.00 in aggregate principal amount of EFIH first lien term loans (the “EFIH First Lien DIP Loans”) under a new senior secured super-priority debtor-in-possession credit agreement (the “EFIH First Lien DIP Facility”) (such consideration, the “Total Consideration” as set forth in the table below). The Total Consideration includes an early participation payment (the “Early Participation Consideration” as set forth in the table below) of $17.50 in an aggregate principal amount of EFIH First Lien DIP Loans per $1,000 principal amount of EFIH First Lien Notes validly tendered on or prior to the Early Participation Date. Holders that validly tender their EFIH First Lien Notes and deliver a duly executed Letter of Transmittal relating to their EFIH First Lien Notes after the Early Participation Date and prior to the Expiration Date (as defined below) will be eligible to receive on the closing date of the offer an amount of EFIH First Lien DIP Loans equal to the Total Consideration less the Early Participation Consideration per $1,000 principal amount of EFIH First Lien Notes (the “Exchange Consideration” as set forth in the table below). The offer period for the EFIH First Lien Settlement will expire at 5:00 p.m., New York City time, on June 6, 2014, (the “Expiration Date”) unless extended or earlier terminated by the Issuer in its sole discretion. The Issuer does not intend to permit the offer period for the EFIH First Lien Settlement to expire prior to the date the EFIH First Lien Settlement is heard, and approved, by the bankruptcy court.

Securities	CUSIP Numbers	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Participation Consideration(1)	Total Consideration(1)(2)
6.875% Senior Secured Notes due 2017	29269QAE7 U29197AC1	$502,714,000	$1,032.50	$17.50	$1,050.00
10.00% Senior Secured Notes due 2020	29269QAA5 29269QAK3 U29197AG2	$3,482,106,000	$1,032.50	$17.50	$1,050.00

(1)	Does not include accrued and unpaid interest, which will be paid through the issuance of additional EFIH First Lien DIP Loans in an aggregate principal amount equal to 101% of the accrued and unpaid interest up to, but not including, the closing date at the non-default rate on EFIH First Lien Notes accepted for exchange in the offer.
(2)	In no event will the consideration payable in the offer be adjusted in any manner to take into account the actual amount of original issue discount, if any, that is applicable in connection with any syndication of the EFIH First Lien DIP Loans and the closing of the EFIH First Lien DIP Facility.

The consummation of the EFIH First Lien Settlement is subject to several conditions, including, among others, the closing of the EFIH First Lien DIP Facility, which is also subject to several conditions. The EFIH First Lien Settlement will not be consummated unless, among other things, the bankruptcy court approves the EFIH First Lien DIP Facility and the EFIH First Lien Settlement.

A holder that participates in the EFIH First Lien Settlement will be required to tender all of its EFIH First Lien Notes. No holder is required to participate in the EFIH First Lien Settlement, and any holder’s participation is voluntary. The EFIH First Lien Settlement is not conditioned on participation by holders of any minimum principal amount of EFIH First Lien Notes. Subject to applicable law, the Issuer reserves the right to terminate, withdraw or amend the right to participate in the EFIH First Lien Settlement.

All EFIH First Lien Notes that are not exchanged for EFIH First Lien DIP Loans pursuant to the offer to participate in the EFIH First Lien Settlement will, upon receipt of all necessary bankruptcy court approvals and consummation of the EFIH First Lien DIP Facility, be repaid in full in an amount equal to all outstanding principal plus accrued and unpaid interest at the non-default rate due and owing under the EFIH First Lien Notes (which will not include any alleged premiums, settlements, fees or claims relating to repayment of such claims). Notwithstanding the EFIH First Lien Settlement, EFH Corp., EFIH and EFIH Finance, among others, intend to initiate litigation to obtain entry of an order from the bankruptcy court disallowing any and all claims derived from, or based upon, makewhole or other similar payments provisions under the EIFH First Lien Notes.

Epiq Systems is serving as the Offer Agent and Depositary Agent, and may be contacted by telephone at (646) 282-2500 or toll free at (866) 734-9393, or by email at tabulation@epiqsystems.com (please reference “EIFH First Lien Offer” in the subject line).

Other Information

This press release will not constitute an offer to sell, or the solicitation of an offer to buy, any EFIH First Lien Notes. The offer to participate in the EFIH First Lien Settlement is being made only pursuant to the Information Memorandum and the related Letter of Transmittal. The offer to participate in the EFIH First Lien Settlement is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Nothing in this press release will constitute or be deemed to constitute a solicitation by any party of votes to approve or reject a Chapter 11 plan of reorganization. A solicitation with respect to votes to approve or reject a Chapter 11 plan of reorganization may only be commenced once a disclosure statement that complies with section 1125 of the United States Code, 11 U.S.C. §§101 et. seq., has been approved by the United States Bankruptcy Court for the District of Delaware.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K filed by each of EFH Corp., EFIH and Energy Future Competitive Holdings Company LLC and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

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•	our ability to obtain the approval of the bankruptcy court with respect to motions filed in the bankruptcy proceedings, including with respect to the EFIH First Lien DIP Facility and EFIH First Lien Settlement;

•	the effectiveness of the overall restructuring activities pursuant to the bankruptcy filing and any additional strategies we employ to address our liquidity and capital resources;

•	the terms and conditions of any reorganization plan that is ultimately approved by the bankruptcy court;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the bankruptcy proceedings;

•	the duration of the bankruptcy proceedings; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the bankruptcy court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

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Corporate Communications:

Allan Koenig

214-812-8080

Media.Relations@energyfutureholdings.com

Investor Relations:

Blake Holcomb

214-812-8005

Blake.Holcomb@energyfutureholdings.com

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